FULL AND FINAL RELEASE OF CLAIMS

This Full and Final Release of Claims (“Agreement”) is made and entered into between Robert G. Leggett (“Executive”) and Mueller Water Products, Inc. (“Employer” or “MWP”).

1.    TERMINATION AND SEVERANCE BENEFITS.

(a)     Executive's employment with MWP is hereby terminated effective September 30, 2011 (“Separation Date”) pursuant to Article I Section 5 of the Employment Agreement entered into between the parties on September 15, 2008 and as amended on February 6, 2009, and December 1, 2009 (“Employment Agreement”), resulting in a “Separation from Service” as defined in Treasury regulations promulgated under Section 409A of the Internal Revenue Code. In consideration of Executive's decision to enter into this Agreement, Employer shall provide Executive the Severance Benefits (as defined in the Employment Agreement). If Executive fails or refuses to execute this Agreement or if Executive revokes this Agreement as set forth herein, Executive shall not receive the Severance Benefits.

(b)    Executive will be eligible for any bonuses set forth in the Employment Agreement for the fiscal year 2011 notwithstanding the requirement that Executive be employed at the time the bonus is paid, subject to the approval of such bonus by the Compensation and Human Resources Committee, in the same manner and to the same extent as similarly situated executives of MWP. Management of MWP will propose that Executive be paid at target for personal goals as set forth in the Employment Agreement for the fiscal year 2011. Subject to the approval of such bonus by the Compensation and Human Resources Committee, such bonus, if any, will be paid at the same time as the bonuses are paid to other executives of MWP.

(c)    Employer shall provide Executive with outplacement services pursuant to Challenger, Gray & Christmas, Inc.'s executive program agreement with MWP for twelve months beginning on the date hereof.

(d)    Employer shall reimburse Executive for the legal fees incurred on or before December 31, 2011 in connection with this Agreement, up to a maximum of $3,500.00.

(e)    Whether or not Executive executes this Agreement, the Employer will pay Executive any and all wages for all hours worked up to and through the Separation Date, within the appropriate time frame required by applicable law, and unused vacation which has accrued as of the Separation Date and which remains unpaid, as soon as administratively feasible following the Separation Date. Federal, state and local tax withholdings may be applied to the Severance Benefits as determined by Employer in its sole discretion. Voluntary deductions shall not be made from the payments made from the above payments as determined by the Employer in its sole discretion.

(f)    That certain Executive Change-in-Control Severance Agreement between the Executive and Employer dated as of September 15, 2008 is hereby terminated without any benefit obligations becoming due and owing thereunder.

2.    FULL AND FINAL RELEASE.

(a) In consideration of Severance Benefits and the payments and other consideration being provided to Executive pursuant hereto, Executive, for himself, his attorneys, heirs, executors, administrators, successors and assigns, fully, finally and forever releases and discharges Employer, all parent, subsidiary and/or affiliated companies, as well as its and their successors, assigns, officers, owners, directors, agents, representatives, attorneys, and employees (all of whom are referred to throughout this Agreement as “MWP” or “Employer”), of and from all claims, demands, actions, causes of action, suits, damages, losses, and expenses, of any and every nature whatsoever, as a result of actions or omissions occurring through the date Executive signs this Agreement. Specifically included in this waiver and release are, among other things, any and all claims related to any severance pay plan, any and all claims related to Executive's employment and separation from employment or otherwise, including without limitation: (1) Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, (race, color, religion, sex, and national origin discrimination); (2) the Americans with Disabilities Act, as amended (disability discrimination); (3) 42 U.S.C. § 1981 (discrimination); (4) the Age Discrimination in Employment Act (29 U.S.C. §§ 621-624); (5) 29 U.S.C. § 206(d)(1) (equal pay); (6) Executive Order 11246 (race, color, religion, sex and national origin discrimination); (7) Executive Order 11141 (age discrimination); (8) Section 503 of the Rehabilitation Act of 1973 (disability discrimination); (9) Employee Retirement Income Security Act (ERISA); (10) the Occupational Safety and Health Act; (11) the Worker Adjustment and Retraining Notification (WARN) Act; (12) the Family and Medical Leave Act; (13) the Ledbetter Fair Pay Act; and (14) other federal, state and local discrimination laws, including those of the State(s) in which Executive worked and/or resided. Executive further acknowledges that Executive is releasing, in addition to all other claims, any and all claims based on any tort, whistle-blower, personal injury, defamation, invasion of privacy or wrongful discharge theory; retaliatory discharge theory; any and all claims based on any oral, written or implied contract or on any contractual theory; any claims based on the severance pay plan; and all claims based on any other federal, state or local Constitution, regulation, law (statutory or common), or other legal theory, as well as any and all claims for punitive, compensatory, and/or other damages, back pay, front pay, fringe benefits and attorneys' fees, costs or expenses.

(b)    Nothing in this Agreement, however, is intended to waive Executive's entitlement to vested benefits under any 401(k) plan or other benefit plan provided by MWP. Furthermore, the parties specifically agree that this release does not cover, and Executive expressly reserves, indemnification and defense rights existing to him as a current or former director and/or officer of MWP under the Certificate of Incorporation, Bylaws of MWP, pursuant to applicable state law or in accordance with any applicable Directors and Officers insurance policy existing for former officers and directors of MWP. Finally, the above release does not waive claims that Executive could make, if available, for unemployment or workers' compensation or claims that cannot be released by private agreement.

3.    ADVICE OF COUNSEL/CONSIDERATION AND REVOCATION PERIODS.

(a) Executive hereby acknowledges and agrees that this Agreement and the termination of Executive's employment and all actions taken in connection therewith are in compliance with the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act and that the releases set forth herein shall be applicable, without limitation, to any claims brought under these Acts.

(b)    Executive further acknowledges that Executive has been and is hereby advised by Employer to consult with an attorney in regard to this matter. Executive understands that Executive is responsible for the costs of any such legal services incurred in connection with such consultation.

(c)    Executive further acknowledges that Executive has been given twenty-one (21) days from the time that Executive receives this Agreement to consider whether to sign it. If Executive has signed this Agreement before the end of this twenty-one (21) day period, it is because Executive freely chose to do so after carefully considering its terms. Finally, Executive shall have seven (7) days from the date Executive signs this Agreement to revoke the Agreement. To revoke, Executive must ensure that written notice is delivered to the Company, by the end of the day on the seventh calendar day after Executive signs this Agreement. If Executive does not revoke this Agreement within seven (7) days of signing, this Agreement will become final and binding on the day following such seven (7) day period. If Executive elects not to sign this Agreement within twenty-one (21) days from the time that Executive receives this Agreement, this Agreement shall expire automatically.

4.    NO OTHER CLAIMS. Executive represents that Executive has not filed, nor assigned to others the right to file, nor are there currently pending, any complaints, charges or lawsuits against Employer with any governmental agency or any court or in any arbitration forum. Nothing herein is intended to or shall preclude Executive from filing a complaint and/or charge with any appropriate federal, state, or local government agency or cooperating with said agency in its investigation. Executive, however, shall not be entitled to receive any relief or recovery in connection with any complaint or charge brought against the Employer, without regard as to who brought said complaint or charge and this Agreement waives any such recovery.

5.    POST-EMPLOYMENT COOPERATION. Executive agrees to fully cooperate with the Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer which relate to events or occurrences that transpired or which failed to transpire while Executive was employed by the Employer. Executive also agrees to cooperate fully with the Employer in connection with any internal investigation or review, or any investigation or review by any federal, state or local regulatory authority, relating to events or occurrences that transpired or failed to transpire while Executive was employed by the Employer. Executive's full cooperation in connection with such matters shall include, but not be limited to, providing information to counsel, being available to meet with counsel to prepare for discovery or trial and acting as a witness on behalf of the Employer at mutually convenient times.

6.    NO OTHER PROMISES. Executive affirms that the only consideration for his signing this Agreement is that set forth herein and that no other promise or agreement of any kind has been made to or with Executive by any person or entity to cause Executive to execute this document, and that Executive fully understands the meaning and intent of this Agreement, including but not limited to, its final and binding effect.

7.    ACKNOWLEDGEMENTS AND MISCELLANEOUS.

(a)This Agreement shall not be construed as an admission by Employer of any liability or acts of wrongdoing or discrimination, nor shall it be considered to be evidence of such liability, wrongdoing, or discrimination.

(b)Executive acknowledges, understands and agrees that Executive has been paid in full for all hours that Executive has worked for Employer and that Executive has been paid any and all compensation or bonuses which have been earned by Executive through the date of execution of this Agreement.

(c)Executive acknowledges, understands and agrees that Executive has been notified of Executive's rights under the Family and Medical Leave Act (FMLA) and state leave laws. Executive further acknowledges, understands and agrees that Executive has not been denied any leave requested under the FMLA or applicable state leave laws and that, to the extent applicable, Executive has been returned to Executive's job, or an equivalent position, following any FMLA or state leave taken pursuant to the FMLA or state laws.

(d)Executive acknowledges, understands and agrees that Executive is responsible for the payment of any and all local, state, and/or federal taxes, which may be attributable to the consideration set forth herein and indemnifies and holds Employer harmless from such tax consequences, including interest and/or penalties, arising out of such payment to Executive. No representations have been or are made herein by or to any signatory to this Agreement regarding the tax consequences of this Agreement.

(e)Executive acknowledges, understands and agrees that it is Executive's obligation to make a timely report, in accordance with Employer's policy and procedures, of any work related injury or illness. Executive further acknowledges, understands and agrees that Executive has reported to Employer's management personnel any work related injury or illness that occurred up to and including Executive's last day of employment.

(f)Executive acknowledges, understands and agrees that certain obligations of the Employment Agreement survive the termination of employment, including but not limited to the post-employment obligations and restrictions set forth in Articles II and III. Executive further acknowledges, understands and agrees that Executive intends to honor and comply with such obligations.

(g)This Agreement shall be interpreted under the laws of the State of Georgia without regard to conflicts of law.

8.    LEGALLY BINDING AGREEMENT. Executive understands and acknowledges that this Agreement contains a full and final release of claims against Employer; and that Executive has agreed to its terms knowingly, voluntarily, and without intimidation, coercion or pressure.

Date:    10/25/11    /s/ Robert G. Leggett
Robert G. Leggett

Mueller Water Products, Inc.

Date:    11/2/11        By: /s/ Gregory E. Hyland
Full Name: Gregory E. Hyland
Title: President & CEO